Exhibit 10.23
INDEMNIFICATION AGREEMENT — EMPLOYEE DIRECTOR
     This Indemnification Agreement (“Agreement”) is dated ______________and is by and between Apollo Group, Inc., an Arizona corporation (the “Corporation”) and the undersigned member of its Board of Directors (“Director”).
     WHEREAS, Director is a member of the Board of Directors of the Corporation but is not an outside director as that term is defined in A.R.S. § 10-850.7; and
     WHEREAS, the Corporation’s Bylaws state that Director shall be indemnified to the maximum extent permitted by Arizona law;
     NOW, THEREFORE, in consideration of Director’s service as a director and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows.
     1. Definitions. For purposes of this Agreement, the following definitions shall apply:
          (a) “Expenses” means all costs and expenses, including attorney fees, reasonably related to a Proceeding;
          (b) “Liability” means the obligation to pay a judgment, settlement, penalty, or fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a Proceeding, and includes obligations and Expenses that have not yet been paid but that have been or may be incurred; and
          (c) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.
     2. Indemnification of Director. The Corporation shall indemnify the Director to the maximum extent permitted by Arizona law. Without limiting the foregoing and subject to Section 4 below, if the Director meets the standard of conduct described in A.R.S. § 10-851.A.1, the Corporation shall indemnify the Director against any Liability incurred with respect to any Proceeding or claim arising from the status of the Director as an individual who is or was a director of the Corporation or who is or was serving at the Corporation’s request with respect to any subsidiary, affiliate, or employee benefit plan of the Corporation. The foregoing indemnification is expressly intended to, and shall, apply to any and all such Liability and Expenses arising on or after the date Director became a director of the Corporation, even if prior to the date hereof. Authorization of indemnification shall be made as provided in A.R.S. § 10- 855, provided that if the Director was the prevailing party such authorization is not required. The term of this Agreement shall be perpetual.
     3. Changes in Law. Notwithstanding any other provision of this Agreement, any modification to the Corporation’s Articles of Incorporation or Bylaws from and after the date of this Agreement shall not impair, impede, or limit the rights of the Director under this Agreement.

In the event of any change after the date of this Agreement to any applicable law, statute, or rule that expands the right of an Arizona corporation to indemnify a member of its Board of Directors, or a former Director, such changes shall be, ipso facto within the purview of the Director’s rights and the Corporation’s obligations under this Agreement. In the event of any change in applicable law, statute, or rule that narrows the right of an Arizona corporation to indemnify a member of its Board of Directors, or a former Director, the rights and obligations of the parties hereunder shall be modified only to the extent such law, statute, or rule, requires that any such modification be applied in a retroactive manner.
     4. Limitations on Indemnification. No indemnity pursuant to Section 2 hereof shall be paid by the Corporation:
          (a) in connection with a proceeding by or in the tight of the Corporation in which the Director was adjudged liable to the Corporation;
          (b) in connection with any other proceeding charging improper financial benefit to the Director, in which the Director was adjudged liable on the basis that the financial benefit was improperly received by the Director;
          (c) if a court of competent jurisdiction has determined before payment that the Director failed to meet the standards described in A.R.S. § 10-851.A and a court of competent jurisdiction does not otherwise authorize payment; or
          (d) for an accounting of profits made from the purchase and sale (or sale and purchase) of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any law.
     5. Advancement of Expenses. Subject to the last sentence of this Paragraph 5, the Corporation shall pay the Director’s reasonable Expenses in advance of a final disposition of any Proceeding if the Director furnishes the Corporation with a written affirmation of the Director’s good faith belief that the Director has met the standard of conduct described in A.R.S. § 10 - 851.A and the Director furnishes the Corporation with a written undertaking executed personally, or on the Director’s behalf, to repay the advance if it is ultimately determined that the Director did not meet such standard of conduct, provided, however, that the Corporation shall not provide the advancement of Expenses described herein if a court of competent jurisdiction has determined before payment that the Director failed to meet the standards described in A.R.S § 10-851.A and a court of competent jurisdiction does not otherwise authorize payment. The undertaking required by this paragraph shall be the unlimited general obligation of the Director but need not be secured and shall be accepted by the Corporation without reference to the Director’s financial ability to make repayment. Authorization of advancement of expenses shall be made as provided in A.R.S § 10-855.
     6. Access to Board Papers.
          (a) The Corporation shall maintain a complete set of Board papers, meaning materials provided to Director specifically in connection with any meeting of the Board of Directors or any committee of the Board of Directors of the Corporation, whether in documentary form or some other form, including, but not limited to, Board papers, submissions, minutes, memoranda, legal opinions, and financial statements, subject to the regular document retention and destruction policies of the Corporation. In connection with any proceeding for which indemnification is available pursuant to this Agreement, Director shall be entitled, upon reasonable request, to inspect the Board papers at the Corporation’s principal administrative office and will be furnished a copy of the Board papers without charge.
          (b) Director acknowledges that Director will, on written request of the Corporation, provide the Corporation with written reasons why the Director requires access to any of the Board papers and, in any event, shall return to the Corporation all copies of any Board papers obtained from the Corporation within ten days after the proceedings for which the Board papers were requested are finally resolved or the threat of such proceeding has ceased to materially exist.
          (c) Director agrees not to disclose any confidential information contained in any Board papers unless: (i) the Corporation has given its prior written consent to such disclosure, (ii) Director is required to do so by law, or (iii) the disclosure is made for the purpose of obtaining professional advice or in connection with the relevant proceedings or the threat of such proceedings in relation to which the Director was given access to the Board papers.
          (d) The rights granted by this Section 6 are in addition to any rights that Director may have to inspect and access corporate records under law.
     7. Notification and Defense of Claim. Director agrees promptly to notify Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any proceeding or matter that may be subject to indemnification or advancement of Expenses covered under this Agreement. With respect to any such matter:
          (a) The Corporation will be entitled to participate therein at its own expense;
          (b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party may assume the defense thereof, with counsel reasonably satisfactory to Director. After notice from the Corporation to Director of its election so to assume the defense thereof, the Corporation will not be liable to Director for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ counsel in such action, suit, or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by the Corporation, (ii) Director shall have reasonably concluded that there may be a material conflict of interest between the Corporation and Director in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit, or proceeding brought by or on behalf of the Corporation or as to which Director shall have made the determination provided for in (ii) above. In the event Director makes the determination (ii) above, Director shall select counsel to defend said interests.

          (c) The Corporation shall not be obligated to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Director without Director’s written consent. Neither the Corporation nor Director will unreasonably withhold its or his consent to any settlement proposed by the other of any matter for which indemnity is provided hereunder.
     8. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be effective when received as follows:
          (a) If to Director, at the address indicated on the signature page of this Agreement or such other address as Director shall provide to the Corporation, and
          (b) If to the Corporation: Apollo Group, Inc., 4025 S. Riverpoint Parkway, Phoenix, AZ 85040, Attn: President, or to such other address as may have been furnished to Director by the Corporation.
     9. Governing Law and Severability. This Agreement is pursuant to, and subject to, Arizona law. If any provision of this Agreement is determined to be invalid, illegal, or unenforceable for any reason, such invalidity, illegality, or unenforceability shall not affect the validity or enforceability of any other provision hereof. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify the Director to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, or under any applicable law, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms. If Director is entitled under any provision of this Agreement to indemnification by the Corporation for some or any portion of any Expenses or Liability but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Director for that part of such Expenses or Liability for which Director is entitled to be indemnified.
     10. Contribution. The parties acknowledge and agree that, in the event that the Director is not entitled to indemnification pursuant to the texts of this Agreement, the Corporation shall contribute to any Liability with respect to which the Director would otherwise have been entitled to indemnification under this Agreement, in such proportion as is appropriate to reflect the relative economic interest of the Corporation on one hand, and the Director in the other, as to the matters giving rise to such indemnification claims, as well as the relative fault of the Corporation and the Director with respect to such matters, and any other relevant equitable considerations.
     11. Benefit. This Agreement shall inure to the benefit of the Director and his or her heirs, personal representatives, and estate.
     12. Attorney Fees. In any contested action arising out of this Agreement, the court may award the successful party attorney fees.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.
Apollo Group, Inc.

By:

Title:

Director:

Address: